Exhibit 99.1
1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Former Dynamic Industries President Roger Westerlind
 Named as President of ENGlobal U.S., Inc.

HOUSTON, TX, December 1, 2020 – ENGlobal Corporation (NASDAQ: ENG) (“ENGlobal” or “Company”), a leading provider of engineered modular solutions, today announced that Roger Westerlind, a former president of Dynamic Industries, has joined the Company effective today to serve in the newly created position of President of its ENGlobal U.S., Inc. subsidiary. William A. Coskey, P.E., ENGlobal’s co-founder, CEO and Chairman of the Board will continue to serve the Company in his current capacities.

Mr. Westerlind has over 40 years experience in growing global engineering and consulting businesses. While serving as President-International Division of Dynamic Industries from 2004 to 2016, he spearheaded that company’s strategy for international operations and major project development. Through these efforts, he helped reposition Dynamic Industries from a small local Louisiana fabrication and maintenance company to an internationally recognized engineering and construction management contractor for large multinational, integrated oil and gas companies as well as large engineering and construction firms.

Prior to joining Dynamic Industries, from 1989 to 2004, Mr. Westerlind held various senior positions with ABB Group, a leader in power and automation technologies enabling utility and industrial customers to improve performance while lowering environmental impact. His most recent position with ABB was Vice President, ABB Lummus Global Oil & Gas, where he marketed the company’s process technologies, project management and engineering, procurement and construction management services to the oil and gas, petrochemical and refining industries worldwide.

Mr. Westerlind holds a degree in Electronics Engineering from Göteborgs Tekniska Institut (GTI) and an MBA from IHM Business School, both in Gothenburg, Sweden.

“We are thrilled to have Roger Westerlind join ENGlobal.” said CEO William A. Coskey. Throughout his career, Roger has accumulated a rare combination of financial, operational, and marketing skills with international organizations. These skills, we believe, along with his substantial experience in developing effective strategy, executing corporate vision, and landing and retaining new business, will be immensely valuable to ENGlobal. We expect his leadership will augment sales of our modular process plant and automation system capabilities, including projects for hydrogen, renewable fuels and additional facilities.”

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654 N. Sam Houston Parkway E. ● Suite 400 ● Houston, Texas 77060-5914
www.ENGlobal.com

ENGlobal Corporation Press Release
December 1, 2020

About ENGlobal
ENGlobal (Nasdaq: ENG) is a provider of engineering and automation services primarily to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal's Automation segment provides services related to the design, fabrication and implementation of distributed control, instrumentation and process analytical systems. The Engineering segment provides consulting services for the development, management and execution of projects requiring professional engineering, construction management, and related support services. Within ENGlobal's Automation segment, ENGlobal Government Services, Inc. provides engineering, design, installation, operations, and maintenance of various government, public sector, and international facilities, specializing in turnkey automation and instrumentation systems for the U.S. Defense industry worldwide. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements
The statements above regarding the Company's expectations, its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties. For a discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ENGlobal's filings with the Securities and Exchange Commission, including the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

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CONTACT:
Mark A. Hess
Phone: (281) 878-1000
E-mail: ir@ENGlobal.com

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Email: eiscom@msn.com

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